As filed with the Securities and Exchange Commission on October 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

vTv Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3916571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3980 Premier Drive, Suite 310

High Point, NC 27265

(336) 841-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Tung

Executive Vice President and Chief Financial Officer

vTv Therapeutics Inc.

3980 Premier Drive, Suite 310

High Point, NC 27265

(336) 841-0300

Elizabeth M. Keiley

Executive Vice President and General Counsel

vTv Therapeutics Inc.

3980 Premier Drive, Suite 310

High Point, NC 27265

(336) 841-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

David S. Rosenthal

Dechert LLP

1095 Avenue of the Americas

New York, NY 10019-6064

(212) 698-3500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated October 3, 2025

15,876,640 Shares of Class A Common Stock

This prospectus relates to the offer and resale from time to time by the Selling Stockholders named in this prospectus of up to an aggregate of 15,876,640 shares of our Class A common stock, par value $0.01 per share. These shares consist of (i) 2,134,611 outstanding shares of our Class A common stock, (ii) 8,470,624 shares of our Class A common stock issuable upon the exercise of pre-funded Class A common stock warrants (“Pre-Funded Warrants”) and (iii) 5,271,405 shares of our Class A common stock issuable upon the exercise of Class A common stock warrants (“Common Warrants” and, collectively with the Pre-Funded Warrants, the “Warrants”). The outstanding shares of our Class A common stock offered hereby were issued either (w) pursuant to certain letter agreements between us and MacAndrews & Forbes Group LLC, (x) to the holders thereof in exchange for outstanding shares of our Class B common stock and corresponding nonvoting common units of vTv Therapeutics LLC (“vTv LLC”), which such shares of Class B common stock and nonvoting common units of vTv LLC were subsequently cancelled, (y) to certain institutional and accredited investors as part of a private placement completed in February 2024 (the “2024 PIPE”), or (z) to certain institutional and accredited investors as part of a private placement completed in September 2025 (the “2025 PIPE”). The Warrants were issued either (x) pursuant to certain letter agreements between us and MacAndrews & Forbes Group LLC, (y) in the 2024 PIPE or (z) in the 2025 PIPE.

The shares of Class A common stock described in this prospectus may be sold from time to time pursuant to this prospectus by the Selling Stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or prices subject to change, or at negotiated prices. See “Plan of Distribution.” We cannot predict when or in what amounts the Selling Stockholders may sell any of the shares offered by this prospectus.

We are not selling any shares of our Class A Class common stock, and we will not receive any of the proceeds from any sale of shares by the Selling Stockholders, except that we will receive proceeds from the exercise of the Warrants if exercised for cash. The Pre-Funded Warrants have an exercise price of $0.01 per share of Class A common stock, and the Common Warrants have a weighted average exercise price of $22.98 per share of Class A common stock. We are paying expenses relating to the registration of the shares with the Securities and Exchange Commission (the “SEC”).

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of common stock. The Selling Stockholders may sell or otherwise dispose of the shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholders may sell their shares in the section entitled “Plan of Distribution.”

You should read this prospectus, together with the documents we incorporate by reference, carefully before you invest in shares of our Class A common stock.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “VTVT.” On October 2, 2025, the last reported sale price of our Class A common stock on The Nasdaq Capital Market was $23.13 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and have elected to comply with certain reduced public company reporting requirements.

Investing in our Class A common stock involves risks that are referenced under the caption “Risk Factors” on page 6 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and any related freewriting prospectus, and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under “Incorporation by Reference” before buying the Class A common stock offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on vTv Therapeutics Inc. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement on Form S-3 that vTv Therapeutics Inc., a Delaware corporation, which is also referred to as “vTv Therapeutics,” “the Company,” “our company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC. Pursuant to this prospectus, the Selling Stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 15,876,640 shares of our Class A common stock, par value $0.01 per share, which we refer to in this prospectus as the “Class A common stock.”

This prospectus provides you with a general description of the Class A common stock the Selling Stockholders named herein may offer. The Selling Stockholders are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Stockholders and the terms upon which the securities are being offered. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” below.

We may also add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” before purchasing any shares.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not, and the Selling Stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer of these shares in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have proprietary rights to or are exclusively licensed to use a number of registered and unregistered trademarks that we believe are important to our business. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements that reflect our plans, estimates, assumptions and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and in our Annual Report on Form 10-K for the year ended December 31, 2024 under “Part I-Item 1A, Risk Factors,” our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K and our

other filings with the SEC. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, potential results of our drug development efforts or trials, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s plans, estimates, assumptions and beliefs only as of the date made. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” section and our financial statements and the related notes appearing elsewhere or incorporated by reference in this prospectus, before making an investment decision.

Overview

We are a late stage biopharmaceutical company focused on developing oral, small molecule drug candidates intended to help treat people living with diabetes and other chronic diseases. Our lead product candidate, cadisegliatin (TTP399), is an orally administered, small molecule, liver-selective glucokinase activator (“GKA”) being investigated in our ongoing Phase 3 trial (the “CATT1 trial”) as a potential adjunctive therapy to insulin for the treatment of type 1 diabetes (“T1D”). The CATT1 trial is a double-blind, randomized trial to assess the effect of cadisegliatin on reducing the frequency of Level 2 hypoglycemia (blood glucose levels are less than 54 mg/dL or 3 mmol/L, regardless of symptoms) and Level 3 hypoglycemia (“severe” hypoglycemia, i.e., requiring assistance of another person). The CATT1 trial will randomize 150 patients with T1D on a 1:1:1 basis (i.e., 50 patients for each study arm) to receive 800 mg cadisegliatin daily or twice daily or to receive placebo. A key secondary endpoint is reduction in glycated hemoglobin (HbA1c), a traditional efficacy endpoint in diabetes trials, to assess the potential of cadisegliatin to reduce hyperglycemia. Topline data from the CATT1 trial are expected in the second half of 2026.

The FDA granted Breakthrough Therapy designation for cadisegliatin as an adjunctive therapy to insulin for the treatment of T1D in 2021. The Breakthrough Therapy designation provides a sponsor with added support and the potential to expedite development and review timelines for a promising new investigational medicine. The Breakthrough Therapy designation for cadisegliatin in T1D was supported by the positive results from the Phase 2 SimpliciT-1 Study, a multi-center, randomized, double-blind, adaptive study assessing the safety and efficacy of cadisegliatin as an adjunct to insulin therapy in adults with T1D. In this trial, treatment with cadisegliatin resulted in a clinically meaningful decrease (40%) in the frequency of severe and symptomatic hypoglycemia and in a statistically significant improvement in HbA1c relative to placebo. Cadisegliatin demonstrated a favorable safety profile, in which abnormal levels of serum or urine ketones were detected less frequently in patients taking cadisegliatin than those taking placebo. Moreover, a Phase 1 mechanistic study of cadisegliatin in patients with T1D conducted to determine the impact of cadisegliatin on ketone body formation showed no increased risk of ketoacidosis with cadisegliatin during acute insulin withdrawal in patients with T1D.

We also completed a Phase 1 study in healthy male subjects to investigate the absorption, metabolism, and excretion of [14C]-cadisegliatin following single dose oral administration (the “ADME study”). The ADME study results included a radiochromatographic signal that, at the time, could not be further characterized, which led the FDA to impose a clinical hold on the cadisegliatin development program in mid-2024. Based upon extensive testing by two independent laboratories, the Company determined that the radiochromatographic signal identified in the ADME study was an experimental artifact and submitted the results of the investigation to the FDA as part of its complete response. Based upon the response provided, the FDA lifted the clinical hold on March 14, 2025, allowing us to resume our clinical development plan for cadisegliatin in the second quarter of 2025.

We continue to work with our partner, G42 Investments AI Holding RSC Ltd. (“G42 Investments”), to initiate a double-blind, randomized, controlled Phase 2 trial in the Middle East region in patients with type 2 diabetes (“T2D”). The study will randomize 450 patients to assess the potential of cadisegliatin as an adjunct therapy to insulin in patients with T2D. We expect that trial to begin in 2025.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus, see “Where You Can Find More Information”.

Corporate Information

Our principal executive office is located at 3980 Premier Drive, Suite 310, High Point, NC 27265, Telephone (336) 841-0300.

Our Risks

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks summarized in “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information”.

THE OFFERING

Class A common stock offering by the Selling Stockholders	15,876,640 shares of Class A common stock. These shares consist of (i) 2,134,611 shares of our Class A common stock, (ii) 8,470,624 shares of common stock issuable upon the exercise of Pre-Funded Warrants and (iii) 5,271,405 shares of common stock issuable upon the exercise of Common Warrants.

Use of proceeds	We will receive no proceeds from the sale of shares of Class A common stock by the Selling Stockholders in this offering, except that we will receive proceeds from the exercise of the Warrants if exercised for cash. The Pre-Funded Warrants have an exercise price of $0.01 per share of Class A common stock, and the Common Warrants have a weighted average exercise price of $22.98 per share of Class A common stock. See “Use of Proceeds” on page 8 of this prospectus.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market symbol	“VTVT.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus, and all other information contained in this prospectus and incorporated by reference in this prospectus, and in any prospectus supplement, before purchasing shares of our Class A common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering

A substantial number of shares of our Class A common stock may be sold in the market in this offering, which may depress the market price for our Class A common stock.

A substantial number of shares of our Class A common stock may be sold in the market in this offering. Such sales, or the perception that such sales might occur, may depress the market price of our Class A common stock. A substantial majority of the outstanding shares of our Class A common stock are, and the shares of common stock issuable upon exercise of the Warrants will be, freely tradable without restriction or further registration under the Securities Act, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our Class A common stock or other equity or debt securities exercisable for, or convertible into, shares of our Class A common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

USE OF PROCEEDS

This prospectus relates to shares of our Class A common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of the common stock by the Selling Stockholders in this offering, except that we will receive proceeds from the exercise of the Warrants if exercised for cash. The Pre-Funded Warrants have an exercise price of $0.01 per share of Class A common stock, and the Common Warrants have a weighted average exercise price of $22.98 per share of Class A common stock.

SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time by the Selling Stockholders of up to 15,876,640 shares of our Class A common stock. When we refer to “Selling Stockholders” in this prospectus, we mean the persons or entities identified in the table below, as well as their respective pledgees, donees, permitted transferees, assignees, successors, and others who may later hold any interest in such shares other than through a public sale.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part. The Selling Stockholders may sell some, all, or none of these shares. We do not know whether or when the Selling Stockholders will exercise their Warrants or how long they may hold shares of Class A common stock before selling them. We currently have no agreements, arrangements, or understandings with the Selling Stockholders regarding the sale of such shares.

The following table sets forth information concerning the Selling Stockholders and the shares they may offer and sell from time to time under this prospectus. The information presented is based on information supplied to us by the Selling Stockholders and reflects their holdings as of September 30, 2025, unless otherwise indicated. Beneficial ownership is determined in accordance with SEC rules and includes any shares that a Selling Stockholder has the right to acquire within 60 days after the date of the table.

Except as otherwise indicated, each Selling Stockholder has sole voting and dispositive power with respect to the shares beneficially owned. Shares underlying Warrants, however, are not deemed outstanding for purposes of voting and do not carry any voting rights until such time as the Warrants are exercised and the underlying shares are issued.

	Shares of Class A Common Stock Beneficially Owned Prior to the Offering(1)				Shares of Class A Common Stock Being Offered Hereby	Shares of Class A Common Stock Beneficially Owned after Completion of the Offering(2)
Name of Selling Stockholder	Number		Percent(9)		Number	Number	Percent(9)
Samsara BioCapital GP, LLC	391,444	(3)	9.90	%(3)	4,376,836	—	0.0%
Baker Bros. Advisors LP	199,038	(4)	4.99	%(4)	8,419,437	—	0.0%
T1D Fund: A Breakthrough T1D Venture, LLC	346,710	(5)	8.52	%(5)	346,710	—	0.0%
Trails Edge Biotechnology Master Fund, LP	411,433	(6)	9.99	%(6)	1,310,742	—	0.0%
Invus	393,098	(7)	9.43	%(7)	393,098	—	0.0%
MacAndrews & Forbes	1,517,763	(8)	38.27	%(8)	1,029,817	487,946	12.30%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.
(2)

Assumes all shares of our Class A common stock offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of our Class A common stock prior to the completion of this Offering. For purposes of this table, we have assumed that, after completion of the Offering, none of the shares of our Class A common stock covered by this prospectus will be held by the Selling Stockholders, including shares of our Class A common stock issuable upon the exercise of Warrants.

(3)

Consists of (i) 268,461 shares of our Class A common stock held by Samsara BioCapital, L.P. and 106,000 shares of our Class A common stock held by Samsara Opportunity Fund, L.P. (together with Samsara BioCapital, L.P., “Samsara”) and (ii) 16,983 shares issuable upon the exercise of Warrants held by Samsara, but excludes 3,985,392 additional shares issuable upon the exercise of Warrants held by Samsara as such Warrants were, as of the date of this prospectus, not exercisable within 60 days due to the Beneficial Ownership Limitation (as defined below). Also excludes 4,066 shares of our Class A common stock issuable upon the exercise of stock options held by Dr. Srinivas Akkaraju, an affiliate of Samsara, which shares are counted toward the Beneficial Ownership Limitation but are not deemed to be beneficially owned by Samsara.

(4)

Consists of (i) 135,946 shares of our Class A common stock held by Baker Brothers Life Sciences, L.P. and 12,368 shares of our Class A common stock held by 667, L.P. (together with Baker Brothers Life Sciences, L.P., the “Baker Funds”) and (ii) 50,724 shares issuable upon the exercise of Warrants held by the Baker Funds, but excludes 8,220,399 additional shares issuable upon the exercise of Warrants held by the Baker Funds as such Warrants were, as of the date of this prospectus, not exercisable within 60 days due to the Beneficial Ownership Limitation. Baker Bros. Advisors LP (“BBA”) is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to these securities. Baker Bros. Advisors (GP) LLC (the “BBA GP”) is the sole general partner of BBA. Julian C. Baker and Felix J. Baker are managing members of the BBA GP. Julian C. Baker, Felix J. Baker, BBA and the BBA GP may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, BBA and the BBA GP disclaim beneficial ownership of all securities held by the Baker Funds, except to the extent of their pecuniary interest therein. The business address of BBA, BBA GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(5)

Consists of (i) 215,692 shares of our Class A common stock held by T1D Fund: A Breakthrough T1D Venture, LLC (“T1D Fund”) and (ii) 131,018 shares issuable upon the exercise of Warrants held by T1D Fund.

(6)

Consists of (i) 231,000 shares of our Class A common stock held by Trails Edge Biotechnology Master Fund, L.P. (“Trails Edge”) and (ii) 180,433 shares issuable upon the exercise of Warrants held by Trails Edge, but excludes 899,309 additional shares issuable upon the exercise of Warrants held by Trails Edge as such Warrants were, as of the date of this prospectus, not exercisable within 60 days due to the Beneficial Ownership Limitation.

(7)

Consists of (i) 143,440 shares of our Class A common stock held by Invus Public Equities, L.P. and 19,560 shares of our Class A common stock held by Avicenna Life Sci Master Fund LP (together with Invus Public Equities, L.P., “Invus”) and (ii) 230,098 shares issuable upon the exercise of Warrants held by Invus.

(8)

Consists of (i) 1,490,090 shares of our Class A common stock held by one or more affiliates of MacAndrews & Forbes Group LLC (collectively, “MacAndrews & Forbes”) and (ii) 27,673 shares of our Class A common stock issuable upon the exercise of outstanding Warrants held by one or more affiliates of MacAndrews & Forbes.

(9)	Calculated based on 3,938,018 shares of our Class A common stock outstanding on September 30, 2025.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on February 28, 2024, on February 27, 2024, we entered into a Securities Purchase Agreement (the “2024 SPA”) with certain institutional accredited investors (the “2024 Purchasers”), pursuant to which the 2024 Purchasers acquired, in a private placement (the “2024 Private Placement”), an aggregate of 464,377 shares of our Class A common stock and Pre-Funded Warrants to purchase up to 3,853,997 shares of common stock (the “2024 Pre-Funded Warrants”). On March 5, 2024, the 2024 Purchasers and Company entered into an exchange agreement pursuant to which the 2024 Purchasers exchanged an aggregate of 116,493 shares for Pre-Funded Warrants to purchase up to 116,590 shares of Class A common stock. The Company received aggregate gross proceeds of approximately $51.0 million from the 2024 Private Placement, before deducting offering expenses. The 2024 Pre-Funded Warrants are exercisable at any time after their original issuance.

The 2024 Pre-Funded Warrants provide that a holder of 2024 Pre-Funded Warrants will not have the right to exercise any portion of its 2024 Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of our Class A common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase the Beneficial Ownership Limitation by giving us 61 days’ notice, but not to any percentage in excess of 19.99%.

Pursuant to the 2024 SPA, the 2024 Purchasers have the right to designate nominees to our Board of Directors, as well as certain participation rights in future financing transactions.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on September 2, 2025, on August 29, 2025, we entered into a Securities Purchase Agreement (the “2025 SPA”) with certain institutional accredited investors (the “2025 Purchasers”), pursuant to which the 2025 Purchasers acquired, in a private placement (the “2025 Private Placement” and together with the 2024 Private Placement, the “Private Placements”), an aggregate of 682,018 shares of our Class A common stock, Pre-Funded Warrants to purchase up to 4,561,714 shares of our Class A common stock, and Common Warrants to purchase up to 5,243,732 shares of our Class A common stock (together with the Pre-Funded Warrants issued in the 2025 Private Placement, the “2025 Warrants”). The Company received aggregate gross proceeds of approximately $80.0 million from the 2025 Private Placement, before deducting offering expenses. The 2025 Warrants are exercisable at any time after their original issuance.

The 2025 Warrants contain the same provisions regarding the Beneficial Ownership Limitation as the provisions contained in the 2024 Pre-Funded Warrants and described above.

This prospectus covers the resale of the shares of Class A common stock purchased in the Private Placements as well as the shares of Class A common stock issuable upon exercise of the 2024 Pre-Funded Warrants and 2025 Warrants purchased in the Private Placements.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 200,000,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2025, we have 3,938,018 shares of our Class A common stock outstanding, 241 shares of our Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. Holders of our Class A common stock and Class B common stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval. The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividends. The holders of Class A common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of legally available funds. The holders of our Class B common stock do not have any right to receive dividends other than dividends consisting of shares of our Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock.

Liquidation or Dissolution. Upon our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

Transferability and Exchange. Subject to the terms of an exchange agreement and the operating agreement of vTv LLC , our principal operating subsidiary, units of vTv LLC (along with a corresponding number of shares of our Class B common stock) are exchangeable for (i) shares of our Class A common stock or (ii) cash (based on the market price of the shares of Class A common stock), at our option (as the managing member of vTv LLC). Any decision to require an exchange for cash rather than shares of Class A common stock will ultimately be determined by our entire Board of Directors. Each such exchange will be on a one-for-one equivalent basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Shares of Class B common stock may not be transferred except in connection with an exchange or transfer of units of vTv LLC.

Upon exchange, each share of our Class B common stock will be cancelled.

Preferred Stock

We have been authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our Board of Directors has also been authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our Class A common stock and Class B common stock, which could have an adverse impact on the market price of our Class A common stock. We have no current plan to issue any shares of preferred stock.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” will not apply to MacAndrews & Forbes Incorporated (“MacAndrews”), any of our non-employee directors, or any of their respective affiliates, in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. See “Risk Factors—Risks Related to our Common Stock—Our directors who have relationships with the Significant Investors may have conflicts of interest with respect to matters involving our company”.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provide that that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. In addition, our amended and restated certificate of incorporation and bylaws provide that, except as required by law, special meetings of the stockholders can only be called by the chairman or vice-chairman of the board, the chief executive officer, or pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not permitted to call a special meeting or to require the Board of Directors to call a special meeting.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Vacancies and Newly-Created Directorships on the Board of Directors. Our bylaws provide that, subject to certain contractual rights held by MacAndrews and the contractual rights to designate Board of Director nominees held by the 2024 Purchasers under the 2024 SPA, the Board of Directors can fill vacancies on the Board of Directors. In addition, the Board of Directors will be permitted to increase the number of directors and fill the vacant positions; however, under the 2024 SPA, the Board may not expand beyond seven directors without the prior written consent of certain 2024 Purchasers, and specific Board seats are required to be allocated to designees of those 2024 Purchasers so long as they remain Qualified Investors (as defined in the 2024 SPA). These provisions could make it more difficult for stockholders to affect the composition of our Board of Directors.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that MacAndrews and its various affiliates, successors and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. Further, our Board of Directors resolved that the 2024 Private Placement was approved for purposes of the relevant provisions of our amended and restated certificate of incorporation and shall be deemed exempted from any anti-takeover, business combination or control share law or statute binding on us or which could reasonably be expected to become applicable to the 2024 Purchasers as a result of the 2024 Private Placement. Additionally, the 2024 SPA provides that we will not enter into any sale, merger, consolidation, share exchange or similar business combination transaction without the affirmative vote of at least five members of our Board of Directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers or other employees, (iii) any action asserting a claim arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated by-laws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and having service of process made on such stockholder’s counsel as agent for such stockholder.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and provides that we will provide them with customary indemnification. We expect to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

Securities Exchange

Our shares of Class A common stock are listed on The Nasdaq Capital Market under the symbol “VTVT”.

PLAN OF DISTRIBUTION

The Selling Stockholders may sell all or a portion of the shares of Class A common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholders may also sell shares of Class A common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). We cannot presently estimate the amount of compensation that any agent will receive. In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the shares of Class A common stock pursuant to the registration rights agreement, estimated to be $180,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by a Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus will be passed upon by Dechert LLP.

EXPERTS

The consolidated financial statements of vTv Therapeutics Inc. appearing in vTv Therapeutics Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the Class A common stock being sold in this offering. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Class A common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You can read the registration statement at the SEC’s website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings at the SEC’s website referred to above. We also maintain a website at www.vtvtherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December  31, 2024, filed with the SEC on March 20, 2025, including the information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on April 25, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 12, 2025, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 27, 2025, March 17, 2025, April 11, 2025, May 19, 2025, June 12, 2025, and September 2, 2025;

•

The description of our Class  A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on July 30, 2015, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.vtvtherapeutics.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning vTv Therapeutics at the following address:

vTv Therapeutics Inc.

Attn: Chief Financial Officer

3980 Premier Drive, Suite 310

High Point, NC 27265

Telephone: (336) 841-0300

You should rely only on the information contained or incorporated by reference in this prospectus, any free writing prospectus that we authorize and any pricing supplement. Neither we nor the Selling Stockholders have authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any prospectus supplement or free writing prospectus that we authorize or any pricing supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The Selling Stockholders are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

15,876,640 Shares

Class A Common Stock

P R O S P E C T U S

    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses payable by vTv Therapeutics in connection with the issuance and distribution of the securities being registered, excluding underwriting fees and expenses. All the amounts shown are estimates except for the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$48,960
FINRA filing fee	53,679
Legal fees and expenses	50,000	*
Accounting fees and expenses	20,000	*
Miscellaneous	7,361	*

Total	$180,000	*

*	Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 16. EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).

3.2	Certificate of Amendment to Certificate of Incorporation of vTv Therapeutics Inc. dated May 4, 2021 (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed May 5, 2021 (File No. 001-37524)).

3.3	Certificate of Amendment to Certificate of Incorporation dated as of November 20, 2023 (incorporated by reference from Exhibit 3.3 to the Company’s Form 10-K, filed March 13, 2023 (File No. 001-37524)).

3.4	Second Amended and Restated By-laws (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed March 3, 2022 (File No. 001-37524)).

4.1	Form of Pre-Funded Warrant (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, filed September 2, 2025 (File No. 001-37524)).

4.2	Form of Warrant (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K, filed September 2, 2025 (File No. 001-37524)).

5.1*	Opinion of Dechert LLP.

10.1	Securities Purchase Agreement, dated August 29, 2025, by and among vTv Therapeutics Inc. and the investors party thereto (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, filed September 2, 2025 (File No. 001-37524)).

10.2	Registration Rights Agreement, dated August 29, 2025, by and among vTv Therapeutics Inc. and the investors party thereto (incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K, filed September 2, 2025 (File No. 001-37524)).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Dechert LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).

107*	Filing Fee Table

*	Filed herewith

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, on October 3, 2025.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Paul J. Sekhri President, Chief Executive Officer and Executive Chairperson

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elizabeth M. Keiley or Michael Tung, or any of them his true and lawful agent, proxy and attorney in fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)) together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ Paul J. Sekhri Paul J. Sekhri	President and Chief Executive Officer and Director (Principal Executive Officer)	October 3, 2025

/s/ Michael Tung Michael Tung	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	October 3, 2025

/s/ Srinivas Akkaraju Srinivas Akkaraju	Director	October 3, 2025

/s/ Fahed Al Marzooqi Fahed Al Marzooqi	Director	October 3, 2025

/s/ Raymond Cheong Raymond Cheong	Director	October 3, 2025

/s/ Richard Nelson Richard Nelson	Director and Executive Vice President, Corporate Development	October 3, 2025

/s/ Anne Phillips Anne Phillips	Director	October 3, 2025

/s/ Daniel K. Spiegelman Daniel K. Spiegelman	Director	October 3, 2025